Exhibit 99.2

Santa Lucia Bancorp Announces Cash Dividend

The Board of Directors of Santa Lucia Bancorp is pleased to announce a 25-cent per share cash dividend to shareholders of record as of March 31, 2009 to be paid on or about April 17, 2009.

This is the sixth cash dividend paid by Santa Lucia Bancorp and continues the tradition of Santa Lucia Bank, its wholly owned subsidiary, which has paid cash dividends for the past 20 consecutive years.

The last cash dividend of 25 cents per share was paid to shareholders of record as of September 30, 2008.

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7480 El Camino Real	• Atascadero	• 466-7087